EXHIBIT  10.15

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 17th day of July, 2002 by and among

               Fullcomm  Technologies  Inc.
               1640  Terrace  Way
               Walnut  Creek,  CA  94596
                                               (the  "Corporation")

                        and

               David  Rector
               1640  Terrace  Way
               Walnut  Creek,  CA  94596
                                               (the  "Executive")

     WHEREAS the Corporation is presently inactive and involved in a corporate restructuring; and

     WHEREAS the Corporation wishes to employ the Executive as its president, secretary, treasurer and chief executive and financial officer and the Executive agrees to be so employed, in accordance with terms, covenants and conditions hereinafter set forth;

     NOW,  THEREFORE,  FOR  THE REASONS SET FORTH ABOVE, AND IN CONSIDERATION OF
THE MUTUAL PREMISES AND AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

1.     NATURE  AND  TERM  OF  SERVICES

1.1 The Corporation hereby employs, engages and hires the Executive as president, secretary, treasurer, and chief executive and financial officer of Fullcomm Technologies Inc., and the Executive hereby accepts and agrees to such hiring, engagement and employment.

1.2     Nature  of  Services.  The  Executive  agrees  that he shall provide his
        --------------------
services to the Corporation according to the terms and conditions hereinafter set forth, as an Executive to the Corporation, and his duties as such an Executive shall include, but not be limited to, those set forth from time to time by the Corporation's board of directors. In addition, the Executive shall use his best efforts to promote the interests of the Corporation (hereinafter the "Services").





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1.3     Term.  The  term  of this Agreement (the "Term") shall commence July 17,
        ----
2002  and  shall  continue  for  a  term  ending  on  July  16,  2004.

2.     COMPENSATION
       ------------

2.1     Salary.  In  consideration  for  the Services to be rendered pursuant to
        ------
this Agreement during the Term, the Corporation shall pay the Executive an aggregate of 12,230,351 shares (the "Shares") of its restricted common stock, 10,000,000 of which shall be payable as soon as practicable following the execution of this agreement and in all events prior to the Corporation's effectuation of a 46:1 reverse stock split. The balance of 2,230,351 Shares shall be issued after the reverse split has been effected and the Stock Exchange Agreement among the Corporation, Fullcomm Inc., Brendan Elliot and Wayne Lee together with the related License Agreement between the Corporation and Fullcomm Inc. have been executed, completed and closed. Taking into consideration the value of the services to be rendered during the Term, all or a portion of which Term the Corporation will be without operations, the Shares will be valued at $.001 per share or $12,230 on an aggregate basis.

2.2     Other  Benefits.  Executive shall also be eligible to participate in any
        ---------------
benefit programs of the Corporation hereafter adopted, including but not limited to life, disability or health insurance, pension, retirement or other benefit plans adopted by the Corporation for the general and overall benefit of all executive and key employees of the Corporation.

2.3     Expense Reimbursement.  The Corporation will reimburse the Executive for
        ---------------------
all documented and approved expenses incurred by the Executive in the performance of his duties under this Agreement, to be paid in accordance with the Corporation's practices in effect from time to time.

3.     CONFIDENTIAL  INFORMATION  AND  NON-COMPETITION
       -----------------------------------------------

3.1     Definition  of  Confidential  Information.  For  the  purposes  of  this
        -----------------------------------------
Agreement, the term "Confidential Information" shall mean, but shall not be limited to, any technical or non-technical data, formulae, patterns, compilations, programs, patents, trade secrets, devices, methods, techniques, drawings, designs, processes, procedures, improvements, models, experimental work, manuals, financial data, financial information, business forecast information, cash requirement information, organization information, valuation information, technical information, scientific information, research information, lists of actual or potential customers or suppliers, of the Corporation and any information regarding any of the Corporation's marketing, sales or dealer network, which is not generally known to the public through legitimate origins. The Corporation and the Executive acknowledge and agree that such Confidential Information is extremely valuable to the Corporation. In the event that any part of the Confidential Information becomes generally known to the public through legitimate origins (other than by breach of this Agreement by the Executive), that part of the Confidential Information shall no longer be deemed Confidential Information for the purposes of this Agreement, but the Executive shall continue to be bound by the terms of this Agreement as to all other Confidential Information.





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3.2     Non-Disclosure  of  Confidential Information.  Unless otherwise required
        --------------------------------------------
by law or expressly authorized in writing by the Corporation, the Executive shall not, at any time during or after the Term, directly or indirectly, in any capacity whatsoever, except in connection with services to be performed hereunder, divulge, disclose or communicate to any person, moral or physical, entity, firm or any other third party, or utilize for the Executive's personal benefit or for the benefit of any competitor of the Corporation, any Confidential Information.

3.3     Delivery Upon Termination.  Confidential Information and all embodiments
        -------------------------
thereof (including any information on computer disk and any reproductions) shall remain the sole property of the Corporation, and immediately upon request to this effect or immediately upon termination of this Agreement for any reason, the Executive shall promptly deliver to the Corporation all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Corporation's customers, dealer network, marketing strategies, products and/or processes which contain Confidential Information.

3.4     Covenant  Not  To  Compete.  During the Term, and for a period of twelve
        --------------------------
(12) months after the termination of the Agreement, the Executive shall not, on his own behalf or on behalf of another, either alone or in combination with others, directly or indirectly, in any capacity whatsoever without the express written consent of the Corporation (including, without limitation, as an employee, employer, principal, agent, joint venture, partner, shareholder or other equityholder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier or trustee):

     (i) engage anywhere in Canada and the United States of America (hereinafter the "Territory") in any business which is competitive with the business being conducted by the Corporation during or at the end of the Term;

     (ii) have any ownership or equity interest in any business, firm, corporation, joint venture, partnership or other entity engaged in any aspect of the Corporation's business in the Territory (other than 5% or less of a publicly traded company); or

     (iii) consult with or assist any person, moral or physical (other than the Corporation) who or which is engaged in any aspect of the Corporations business in the Territory for purposes which are competitive with the business as conducted by the Corporation.

3.4     Covenant  of  Non-Solicitation.  During  the  Term,  and for a period of
        ------------------------------
twelve (12) months after the termination of this Agreement, the Executive shall not, on his own behalf or on behalf of another, either alone or in combination with others, directly or indirectly, in any capacity whatsoever (including, without limitation, as an employee, employer, principal, agent, joint venturer, partner, shareholder, or other equityholder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier or trustee):





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     (i)  solicit  or  assist  any  third  party to solicit any employees of the
          Corporation to become an officer, director, employee or agent of such third party, or otherwise entice away from the employment of the Corporation any employee of the Corporation; or

(ii)      (a)  canvass  or  solicit  (or procure or assist the canvassing or the soliciting of) any customer of the Corporation for purposes which are competitive with the business as conducted by the Corporation; or

          (b) accept (or procure or assist the acceptance of) any business from any customer of the Corporation for purposes which are competitive with the business as conducted by the Corporation.

3.6     Other  Remedies.  In  the  event  that the Executive breaches any of the
        ---------------
terms contained in this Section 3, the Executive stipulates that said breach will result in immediate and irreparable harm to the business and goodwill of the Corporation and that damages, if any, and remedies at law for such breach would be inadequate. In addition to any and all such remedies available to the Corporation, the Corporation shall therefore be entitled to apply for and receive from any court of competent jurisdiction an injunction to restrain any violation of this Agreement and for such further relief as the court may deem just and proper.

3.7     Continuing  Obligations.  The obligations, duties and liabilities of the
        -----------------------
Executive pursuant to Section 3 of this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided therein despite any termination of this Agreement for any reason whatsoever, including, but not limited to, the expiration of the Term.

4.     TERMINATION
       -----------

4.1     Termination  for  Cause; Death or Disability of Executive.  In the event
        ---------------------------------------------------------
of a material breach by the Executive under this Agreement or other actions by Executive giving rise to grounds for termination for cause, or upon his death or permanent disability such that the Executive cannot perform the Services hereunder, this Agreement may be terminated by the Corporation without notice or penalty. Notwithstanding the foregoing, any Salary, in the form of shares of the Corporation or otherwise, earned by the Executive prior to such termination, death or disability shall remain payable by the Corporation to the Executive or his estate. For purposes of this Agreement, permanent disability means the Executive has been unable, for three consecutive months, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury.

4.2     Termination  by Executive.  This Agreement may be terminated at any time
        --------------------------
by Executive prior to the end of the Term upon three (3) months prior written notice to Corporation. In such event, Executive shall be required to return a pro rata portion of the Shares to the Corporation for cancellation based upon the amount of the Term that shall have been completed by Executive.

4.3     Termination  by  Corporation  without  Cause.  This  Agreement  may  be
        --------------------------------------------
terminated at any time by Corporation without cause, for any reason whatsoever, upon payment to Executive of all of the Shares. In such event, Executive shall





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be  entitled  to  retain  all  of  the  Shares  previously  paid.

4.4     Termination  Upon  a  Change  in  Control.  In  the  event  Executive's
        -----------------------------------------
employment is terminated during the Term due to a change in control, Executive shall be entitled to receive payment of any and all of the Shares not previously paid and to retain all of the Shares previously paid.

5.     MISCELLANEOUS
       -------------

5.1     Assignment.  Except  as  provided in this Section 5.1, the Executive and
        ----------
the Corporation acknowledge and agree that the covenants, terms and provisions contained in this Agreement and the rights of the parties hereunder cannot be transferred, sold, assigned, pledged, or hypothecated; provided, however that this Agreement shall be binding upon and shall enure to the benefit of the Corporation and any successor to or assignee of all or substantially all of the business and property of the Corporation. In addition, the Corporation may assign its rights hereunder to a direct or indirect subsidiary, affiliated company, or division of the Corporation without the consent of the Executive.

5.2 The Executive hereby represents and warrants that, in entering into this Agreement, he is not in violation of any contract or agreement, whether written or oral, with any other person, moral or physical, firm, partnership, corporation or any other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, corporation or other entity.

5.3     Entire  Agreement.  This Agreement contains the entire agreement between
        -----------------
the parties and shall not be modified except in writing by the parties hereto. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to the Services to the Corporation shall be of no further force or effect from and after the date hereof.

5.4     Severability.  If  any  phrase, clause or provision of this Agreement is
        ------------
declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severable from this Agreement, but will not effect any other provisions of this Agreement, which otherwise shall remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

5.5     Waiver.  The waiver by the Corporation or the Executive of any breach of
        ------
any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

5.6 Governing Law. The parties hereto agree that this Agreement shall be construed as to both validity and performance and shall be enforced in accordance with and governed by the laws of the State of New York applicable therein.






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     IN  WITNESS  WHEREOF,  the  parties hereto have caused this Agreement to be duly  executed  as  of  the  date  first  above  written.

                                    FULLCOMM  TECHNOLOGIES,  INC.


                            By:     /s/  David  Rector
                                    ------------------
                                    Name:  David  Rector
                                    Title: President, Secretary, Treasurer, and
                                    Chief Executive and Financial Officer


                                    /s/  David  Rector
                                    ------------------
                                    David  Rector






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